Exhibit 4.4

NEITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND NEITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

W-2021-C1-__

BITMINE IMMERSION TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT – CLASS C-1

Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), for value received and subject to the terms set forth below hereby grants to ________________________, or its registered successors and assigns (the “Holder”), the right to purchase from the Company at any time or from time to time until the date and time permitted under Section 2(a) below, ____________ fully paid and nonassessable shares of the Common Stock, par value $0.0001 per share, at the purchase price of Two Dollars and No Cents ($2.00) per share (the “Exercise Price”). The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

1.               Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into, including any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock pursuant to Section 3(b) hereof or otherwise.

“Expiration Date” means the date on which this Warrant expires, being the earlier of the close of business in Atlanta, Georgia on (i) January 15, 2025 or (ii) the Termination Date, if a valid Termination Notice is sent pursuant to Section 2(f) herein.

“Issue Date” means the date on which the Subscription Agreement of the initial Holder is accepted by the Company.

“Mandatory Exercise Condition” shall mean any Trading Day on which (i) the Common Stock is trading on a Trading Market, (ii) the Market Value of the Common Stock for each of the twenty (20) previous Trading Days has exceeded $4.00 per share (as adjusted for stock splits, stock dividends, combinations and similar transactions), (iii) the Common Stock has an average daily trading volume of greater than 50,000 shares per day during the previous (20) Trading Days, as reported by Bloomberg L.P. and (iv) a Warrant Shares Registration Statement covering the resale of the Warrant Shares issuable upon exercise of this Warrant is effective.

“Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTCQB or the OTCQX, the average of the high and low price of the Common Stock for such date (or the nearest preceding date), (c) if the Common Stock is not then listed or quoted for trading on a Trading Market, the OTCQB or the OTCQX, and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the board of directors of the Company holders, the fees and expenses of which shall be paid by the Company.

“Registration Failure” means either (a) the Company has failed to file a Warrant Shares Registration Statement by the deadline required by the Registration Rights Agreement, or (b) if the Company has filed a Warrant Shares Registration Statement by the deadline required by the Registration Rights Agreement, such Warrant Shares Registration Statement has not been declared effective within six months after the termination of the offering under which this Warrant was issued.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms, which shall mean the Subscription Agreement to the extent it obligates that Company to file a registration statement in relation to the Warrant Shares issuable upon exercise of this Warrant.

“Subscription Agreement” means that subscription agreement executed by the Company and the original Holder of this Warrant, under which the Holder acquired this Warrant in a private placement offering of the Company.

“This Warrant” means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any one of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Warrant Shares” means the shares of Common Stock issuable to the Holder upon exercise of this Warrant.

“Warrant Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Common Stock into which this Warrant may be exercised by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

2.               Exercise.

(a)	Exercise Period. The Holder may exercise this Warrant at any time after the Issue Date and before the Expiration Date (the “Exercise Period”).

(b)	Exercise Procedure.

(i)	This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

1.	a completed Subscription Agreement as described in Section 2(d) hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

2.	this Warrant;

3.	if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 5(a) hereof;

4.	cash in the form of a wire transfer to the Company’s bank account (wire instructions to be provided upon request) in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise; and

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5.	if a Registration Failure has occurred, in lieu of a cash exercise, the Holder may exercise this Warrant on a “cashless exercise” basis, in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Market Value of the Common Stock on the Trading Day preceding the date of such election;

(B) = the Exercise Price of this Warrant; and

(X) = the number of shares of Common Stock for which the Holder elects to exercise this Warrant.”

(ii)	As soon as practicable after the exercise of this Warrant in full or in part, and in any event within two (2) Trading Days after the Exercise Date (the “Warrant Share Delivery Date”), the Company at its expense shall cause its transfer agent to issue the Warrant Shares acquired by the Purchaser either (A) by crediting the account of the Purchaser or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Purchaser, and otherwise by (B) either physical delivery of a certificate, registered in the Company’s share register in the name of the Purchaser or its designee, or issuance of the Warrant Shares in book entry form. If the Company fails for any reason to deliver to the Holder Warrant Shares by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(iii)	Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten (10) days after the Exercise Date, issue and deliver to or upon the order of the Purchaser a new Warrant or Warrants of like tenor, in the name of the Purchaser or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may request, to purchase that number of shares of Common Stock remaining issuable under this Warrant.

(iv)	The Warrant Shares will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Shares on the Exercise Date.

(v)	The issuance of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

(vi)	The holder represents and warrants that at the time of any exercise of this warrant the holder is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act and acknowledges and agrees that the Company may, in its sole discretion, (i) require, as a condition to the exercise of this Warrant, that the holder provide such written evidence that such holder is an accredited investor as the time of exercise, and (ii) decline to issue the Warrant Shares if the Company is not satisfied that this warrant may be exercised by the holder pursuant to a valid registration exemption from the Securities Act and any applicable state securities law.

(c)	Acknowledgement of Continuing Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Purchaser, acknowledge in writing its continuing obligation to afford to the Purchaser any rights to which the Purchaser shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Purchaser shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Purchaser any such rights.

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(d)	Subscription Agreement. The Subscription Agreement will be substantially in the form set forth in Exhibit A hereto, except that if the Warrant Shares are not to be issued in the name of the Purchaser, the Subscription Agreement will also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the shares of Common Stock issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

(e)	Fractional Shares. If a fractional share of Common Stock would be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Value of such fractional share as of the close of business on the Exercise Date.

(f)	Mandatory Exercise. The Company may in its sole discretion, on any Trading Day as to which the Mandatory Exercise Condition is true, send the Holder a notice of termination (a “Termination Notice”) of this Warrant, which shall provide that this Warrant shall terminate as of the close of business thirty (30) days after the date of the Termination Notice (the “Termination Date”), and this Warrant shall terminate and be no longer exercisable to the extent it has not been exercised on or before the Termination Date.

3.               Adjustments.

(a)	Adjustments for Stock Splits, Etc. If the Company shall at any time after the Issue Date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of Warrant Shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

(b)	Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. Such notice shall specify the date (at least thirty (30) days subsequent to the date on which notice is given) on which, at 3:00 P.M., Atlanta, Georgia time, this Warrant shall terminate. Notwithstanding any such notice, this Warrant shall remain exercisable, and otherwise in full force and effect, until such time of termination.

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(c)	Certificate of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of Warrant Shares issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

(d)	Small Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 3(a) or (b).

4.               Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

5.               Disposition of This Warrant, Common Stock, Etc.

(a)	No Transfer Except on Compliance with Law. The Holder of this Warrant and any transferee hereof or of the Warrant Shares, by his or her acceptance hereof, hereby understands and agrees that this Warrant and the Warrant Shares have not been registered under the Securities Act, and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act or an opinion of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The foregoing notwithstanding, the Company acknowledges its obligations as set forth in the Registration Rights Agreement to register the Warrant Shares.

(b)	Legend on Shares issued upon Exercise. Except to the extent the Warrant Shares are registered for resale, or may be sold to the public pursuant to Rule 144 under the Securities Act, the certificates of the Company that will evidence the Warrant Shares will be imprinted with a conspicuous legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.”

(c)	No Agreement to Register. Except as set forth in the Registration Rights Agreement, the Company has not agreed to register any of the Holder’s Warrant Shares for distribution in accordance with the provisions of the Securities Act, and the Company has not agreed to comply with any exemption from registration under the Act for the resale of the Holder’s Warrant Shares. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting “restricted securities” promulgated by the SEC, the Warrant Shares may be required to be held indefinitely, unless and until registered under the Securities Act (as contemplated by the Registration Rights Agreement), unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of Warrant Shares that may be sold from time to time.

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6.               Rights and Obligations of Warrant Holder. The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock of the Company by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

7.               Transfer of Warrants. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

8.               Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.               Company Records. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.             Miscellaneous.

(a)	Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail, postage prepaid, to Bitmine Immersion Technologies, Inc., 2030 Powers Ferry Road, SE, Suite 212, Atlanta, Georgia 30339, Attn: Chief Executive Officer, or such other address as may have been furnished to the Holder in writing by the Company.

(b)	Amendment and Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

(c)	Governing Law; Descriptive Headings. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[SIGNATURE ON FOLLOWING PAGE]

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Dated: _______________, 2021.

BITMINE IMMERSION TECHNOLOGIES, INC.

By:

Name:	Erik S. Nelson

Title:	Chief Executive Officer

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EXHIBIT A

SUBSCRIPTION AGREEMENT

[To be signed only upon exercise of Warrant]

To:	Date:

The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder, shares of the Common Stock covered by such Warrant and herewith makes payment of $                    therefor, and requests that the certificates for such shares be issued in the name of, and delivered to,                        , whose address is:                              . If said number of shares is less than all the shares covered by such Warrant, a new Warrant shall be registered in the name of the undersigned and delivered to the address stated below.

Signature

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant or on the form of Assignment attached as Exhibit B thereto.)

Address

[Signature Guarantee]

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EXHIBIT B

ASSIGNMENT

[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)

Address

[Signature Guarantee]

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